CODED COMMUNICATIONS CORPORATION

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            AUGUST 28, 1998

     The Annual Meeting of Shareholders (the "Annual Meeting") of Coded Communications Corporation (the "Company") will be held at the offices of the Company, 1939 Palomar Oaks Way, Carlsbad, California on August 28, 1998, at 9:00 a.m., local time, and at any and all adjournments thereof, for the following purposes:

1. To elect four members to the Board of Directors to serve for the ensuing year as set forth in the accompanying Proxy Statement.

2. To approve an amendment to the Company's Certificate of Incorporation giving the Board of Directors the authorization and discretion to effect, prior to August 30, 1999, if necessary, a reverse stock split of the Company's Common Stock, $.01 par value ("Common Stock") in a ratio to be determined by the Board of Directors of not less than one-for-twenty and not more than one-for-twenty-five. The par value of $.01 per share and the number of authorized shares of Common Stock will remain the same.

3.To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares, from 100,000,000 shares to 150,000,000 shares.

4.To ratify the selection of Coopers & Lybrand, LLP as the Company's independent public accountants for the current year.

5.To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The Board of Directors fixed the close of business on July 1, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. Those who cannot attend are urged to complete, sign and date the accompanying proxy card and return it promptly in the enclosed envelope. If you return your proxy card you may nevertheless attend the Annual Meeting and vote your shares in person.

     This Notice of Annual Meeting of Shareholders is given pursuant to
Section 222 of the Delaware Corporation Law and the Notice and the accompanying Proxy Statement are scheduled to be mailed on or about July 27, 1998. All inquiries with respect to the Annual Meeting, this Notice of Annual Meeting and Proxy Statement and the enclosed proxy card should be directed to the Company, Attention: Secretary, at its principal executive office, 1939 Palomar Oaks Way, Carlsbad, California 92009.

                              By Order of the Board of Directors,



                              Hugo R. Camou
                              Chief Executive Officer

Carlsbad, California
July 6, 1998

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                   CODED COMMUNICATIONS CORPORATION
                        1939 PALOMAR OAKS WAY
                     CARLSBAD, CALIFORNIA 92009
          __________________________________________________

                           PROXY STATEMENT
                    ANNUAL MEETING OF SHAREHOLDERS
                           AUGUST 28, 1998
          _________________________________________________


                            INTRODUCTION


     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Coded Communications Corporation, a Delaware corporation (the "Company"), to be held on August 28, 1998, at the offices of the Company, 1939 Palomar Oaks Way, Carlsbad, California, at 9:00 a.m. local time, and at any adjournments thereof. The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company.

     The Notice of Annual Meeting, this Proxy Statement, and the form of proxy will be mailed to shareholders on or about July 27, 1998 The shares represented by all properly executed proxies received by the Board of Directors in time for the Annual Meeting will be voted.

Matters to be Considered

     The matters to be considered and voted on at the Annual Meeting will be:

1. To elect four members to the Board of Directors to serve for the ensuing year as set forth in the accompanying Proxy Statement.

2. To approve an amendment to the Company's Certificate of Incorporation giving the Board of Directors the authorization and discretion to effect, prior to August 30, 1999, if necessary, a reverse stock split of the Company's Common Stock, $.01 par value ("Common Stock") in a ratio to be determined by the Board of Directors of not less than one-for-twenty and not more than one-for-twenty-five. The par value of $.01 per share and the number of authorized shares of Common Stock will remain the same.

3.To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares, from 100,000,000 shares to 150,000,000 shares.

4.To ratify the selection of Coopers & Lybrand, LLP as the Company's independent public accountants for the current year.

5.To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

Proxies and Voting

     A Proxy for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is exercised by filing with the Company a written revocation of the Proxy or a duly executed Proxy bearing a later date, or by the shareholder personally appearing at the Annual Meeting and casting a contrary vote. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Annual Meeting will be voted in accordance with the instructions contained therein. Directors are elected by a plurality of the votes cast at the Annual Meeting (Proposal 1). The affirmative vote of a majority of the outstanding voting stock will be required to amend the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock in a ratio of not less than one-for-twenty and not more than one-for-twenty-five (Proposal 2) and the increase in authorized shares of Common Stock from 100,000,000 to 150,000,000 shares (Proposal 3). The affirmative vote of a majority of the outstanding voting stock present, in person or by proxy, and entitled to vote at the meeting will be required to ratify the appointment of Coopers & Lybrand LLP as the Company's independent public accountants for the Company's fiscal year ending December 31, 1998 (Proposal 4). Abstentions are considered as shares entitled to vote and, therefore, are effectively negative votes for Proposals 2 and 3. Broker non-votes with respect to any matter are not considered as shares entitled to vote. However, because an affirmative vote of a majority of the outstanding voting stock is required to amend the Company's Certificate of Incorporation, broker non-votes will have the same effect as a vote "against" the amendments. Broker non-votes will have no effect on the outcome of the vote on Proposals 1 or 4. The Board of Directors does not anticipate any matters being presented at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, the Proxy will be voted by the proxyholders in accordance with the discretionary authority conferred in the Proxy.

     The shareholders are entitled to cumulative voting for Directors if the Company is characterized as a pseudo-California corporation pursuant to California law. Generally, a corporation is a pseudo-California corporation if more than 50% of its property, payroll and sales are located or generated in California, and more than 50% of its voting securities are held of record by persons resident in California. Currently, the Company believes that it is a pseudo-California corporation. No shareholder may cumulate votes, however, unless a shareholder has announced at the Annual Meeting the intention to do so. Upon any shareholder making such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as are equal to the number of Directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his or her votes as the shareholder sees fit among two or more nominees on the same principle, up to the total number of nominees to be elected. The four nominees for Director receiving the highest number of votes at the Annual Meeting will be elected.

     Shareholders of record at the close of business on July 1, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 78,724,134 shares of the Company's Common Stock, 5,778 shares of the Company's Series A preferred stock, and 46,775 shares of the Company's Series B preferred stock. Holders of Common Stock are entitled to one (1) vote per share, while holders of the Series A preferred stock are entitled to 300 votes per share and the holder of the Series B preferred stock is entitled to 163.271 votes per share. In electing Directors of the Company and approving the other proposals presented, holders of Common Stock and preferred stock will vote together as a single class. The presence, in person or by proxy, of the holders of shares of Common Stock representing 39,362,067 votes at the Annual Meeting will constitute a quorum. Assuming a quorum is present at the Annual Meeting, Directors will be elected by a plurality of the votes cast, with the Common Stock and preferred shareholders voting together as a single class. The approval of the amendments to the Certificate of Incorporation to (i) effect a reverse split of Common Stock in a ratio of not less than one-for-twenty and not more than one-for-twenty-five (Proposal 2) and (ii) increase the authorized number of shares of Common Stock from 100,000,000 shares to 150,000,000 shares (Proposal 3) each requires an affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (i.e., the affirmative vote of 44,047,263 shares). The ratification of the selection of independent public accountants requires the vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting.

     At July 1, 1998, ISA Investments Corporation, a majority owned subsidiary of ISA Corporativo, S.A. de C.V. ("ISA") held 54,272,767 shares of Common Stock, or approximately 68.9% of the outstanding shares of Common Stock of the Company. ISA has indicated it will vote all of its shares "FOR" approval of all of the shareholder proposals set out herein.

Solicitation of Proxies

     The enclosed Proxy is solicited on behalf of the Board of Directors of the Company. The cost of this solicitation will be borne by the Company.
This will include the cost of supplying necessary additional copies of the solicitation material to beneficial owners of shares held of record by brokers, dealers, banks and voting trusts, and their nominees, and, upon request, the reasonable expenses of the record holders for completing the mailing of such materials and reports to such beneficial owners. The original solicitation will be by mail. Following the original solicitation, certain individual shareholders may be further solicited through telephonic or other oral communications from management. Management may elect to use specially engaged employees or paid solicitors, and the cost of these services will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to (i) each person who, as of July 1, 1998, is known to the Company to be the beneficial owner of more than 5% of any class of its Common Stock, (ii) each director of the Company and (iii) all directors and executive officers as a group.

                                                          Shares of Common Stock     Percent of
  Name and Address (6)            Position With Company    Beneficially Owned        Class___
  Directors and Executive Officers:
    Hugo R. Camou                 Chief Executive Officer      	54,272,767 (1)         68.9%
                                  and Chairman of the Board

    John Wiggins	                 President, Chief Operating
                                  Officer and Director           1,515,000 (2)          1.9%

    Fernando Molina               Director                           --                 --

    Miguel Vildosola              Director                       3,000,000 (3)          3.8%

    All directors and executive       --                        63,722,657 (4)         75.5%
    officers as a group (7 persons)

    Other Shareholders:
    ISA Investments Corporation                                 54,272,767 (1)         68.9%
    Orizaba No. 182 Col. Rima
    C.P. 06700 Mexico DF

    Renaissance Capital Partners II, LTD.                       11,229,316 (5)         12.6%
    8080 North Central Expressway
    Dallas, Texas  75206 (5)
    _________________________

(1) Mr. Camou was appointed chief executive officer on February 17, 1998. Shares include 54,272,767 shares of Common Stock held directly by ISA Investments Corporation. ISA and Mr. Camou and his immediate family are the majority shareholders of ISA Investments Corporation. Mr. Camou is the majority shareholder of ISA.

(2) Mr. Wiggins was appointed president on February 17, 1998. Shares include options to purchase 1,515,000 shares of Common Stock exercisable
      within 60 days of July 1, 1998. 	Mr. Wiggins was appointed to the Board
      of Directors on February 13, 1998.

(3) Shares held by Viga Holdings, Ltd. Mr. Vildosola is a controlling partner of Viga Holdings, Ltd. Mr. Vildosola disclaims beneficial interest in 625,000 shares of Common Stock held by Viga Holdings, Inc.

(4) Shares include options to purchase 5,715,000 shares of Common Stock exercisable within 60 days of July 1, 1998, and 54,272,767 shares of Common Stock beneficially owned by Mr. Camou (See Note 1).

(5) Shares include 1,333,500 shares of Common Stock issuable upon the conversion of Series A preferred stock; 7,636,991 shares of Common Stock issuable upon conversion of Series B preferred stock; and 1,244,240 shares of Common Stock issuable upon conversion of a note in the principal amount of $311,060, bearing interest at 6% per annum and maturing March 1, 1999 (the "6% Note"). The 6% Note is convertible into shares of Common Stock at a price of $.25 per share.

(6) For purposes of this Proxy Statement, the address of Messrs. Camou, Wiggins, Molina and Vildosola is 1939 Palomar Oaks Way, Carlsbad, CA 92009.


              ELECTION OF DIRECTORS AND INFORMATION CONCERNING
                    DIRECTORS AND EXECUTIVE OFFICERS
                              (PROPOSAL 1)

General

     The Directors and Executive Officers of the Company are elected annually. The Bylaws of the Company provide for a Board of Directors of not less than three nor more than seven, with the exact number to be fixed from time to time by the Board of Directors. At the present time, the number of Directors is fixed at four. The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, are elected as Directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as Director. Shareholders may withhold authority to vote for the entire slate nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in such nominee receiving fewer votes, but will not otherwise affect the outcome of the vote. Should any nominee become unavailable to serve as a Director, the proxies will be voted for such other person as the proxyholder may in its discretion determine. To the best of the Company's knowledge, all nominees are and will be available to serve.

     Shares represented by the enclosed Proxy will be voted "FOR" the election of the nominees, unless authority to vote for one or more nominees is withheld.

     Effective September 19, 1996 and until September 18, 1999, ISA Investments Corporation is entitled to appoint and thereafter nominate a majority of the members of the Company's Board of Directors, including the chairman of the board. The three individuals appointed by ISA Investments Corporation to serve as members of the Company's Board of Directors are Messrs. Hugo R. Camou, Fernando Molina and Miguel Vildosola. In addition, Renaissance Capital Partners II, Ltd. ("RenCap"), the holder of all of the outstanding shares of the Company's Series B preferred stock, has the right to select one Director. RenCap has designated Mr. Vance Arnold, its Executive Vice President, as an Advisory Director. An Advisory Director has the right to be notified of and to attend all Board meetings, but does not have the right to vote on any matters before the Board. Mr. Arnold has served as RenCap Executive Vice President for the last five years.

    Set out below are the names of, and certain information with respect to, the Directors all of whom are also nominees, and Executive Officers of the
Company.
     Name                       Age          Position Held With Company

Directors and Nominees:
Hugo R. Camou (1) (2) (3)        41           Chief Executive Officer and
                                              Chairman of the Board
  John Wiggins                   46           President, Chief Operating
                                              Officer and Director
  Fernando Molina (1) (3)        57           Director
  Miguel Vildosola (2)           33           Director

Executive Officers:
  Fernando Pliego                57          	Executive Vice President
                                              Finance

  Steven Borgardt                46           Vice President Finance

  Richard Carrine                55           Vice President Manufacturing
____________________________

(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee
(3)  Member of the Stock Option Committee


     Hugo R. Camou was appointed as the Company's Chief Executive Officer on February 17, 1998 and the Chairman of the Board of Directors on September 19, 1996. Mr. Camou is the Chairman of the Board, CEO and controlling shareholder
of ISA Corporativo S.A. de C.V.   Since 1988, Mr. Camou founded and/or co-
founded all of the companies comprising ISA. Mr. Camou holds a degree in mathematics and physics from the Instituto Poletecnico Nacional in Mexico. Prior to founding ISA, Mr. Camou taught computer science and mathematics for undergraduate and graduate university programs in Mexico.

     John Wiggins was appointed to the Board of Directors on February 13, 1998 and assumed the additional responsibilities of President on February 17, 1998. John Wiggins joined the Company in April 1994, and was appointed Chief Operating Officer in June 1996. Mr. Wiggins has over 12 years experience in sales and software applications support of mobile data communications systems. Prior to joining the Company in 1994, Mr. Wiggins served in various sales and engineering management positions over a twelve year period with Motorola, Inc. Mr. Wiggins holds a Bachelors of Science degree in Computer Science from Knightsbridge University in the U.K.

     Fernando Molina has served as a Director of the Company since September 19, 1996. Mr. Molina is the Executive Vice President of Grupo Embotellador Mexicano, S.A. de C.V., the largest Pepsi Cola bottling plant and distributor in Mexico. He also serves on the Board of Directors of Banco Nacional de Mexico and Consorcio Azucarero Escorpion. Mr. Molina is a public accountant with a degree from the ITAM University.

     Miguel Vildosola has served as a Director of the Company since September 19, 1996. Mr. Vildolso has served as the President of Corporacion Digital MV, S.A. de C.V. since August 5, 1995, a data telecommunications services and equipment company located in Mexicali, Mexico. Prior to joining Corporacion Digital MV, Mr. Vildosola was Manager of Strategic Planning for Kenworth Mexicana from 1993 to July 1995. Mr. Vildosola has a Masters degree in Management Information Systems from Instituto Technologico y de Estudios Superiores de Monterrey (ITESM).

     Fernando Pliego was appointed Executive Vice President of Finance on February 17, 1998. Mr. Pliego served as a Director of the Company from September 1996 to May 1997. Over the past five years, Mr. Pliego served in various senior management positions with affiliates of ISA. Mr. Pliego has more than twenty years of experience in telecommunications in Mexico. Mr. Pliego holds a degree in Chemical Engineering from the Universidad Nacional Autonoma de Mexico.

     Steven Borgardt was appointed the Company's Vice President Finance and Chief Financial Officer in August 1993 and he presently serves as Vice President Finance. Mr. Borgardt served as a Director of the Company from September 13, 1995 to September 19, 1996. From September 1981 through August 1993, Mr. Borgardt served as the Vice President Finance or Chief Financial Officer for the Company's wholly-owned subsidiary, Decom Systems, Inc. ("Decom"). Mr. Borgardt holds a Bachelor of Science degree in Accounting from San Diego State University and he is a Certified Public Accountant in California.

     Richard Carrine was appointed the Company's Vice President Manufacturing in August 1993. Prior to August 1993, he served as Decom's Vice President Manufacturing and Operations and in similar positions since September 1976.


Interest of Management and Insiders in Material Transactions

     None of the directors or officers of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of Common Stock, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed fiscal year or in any proposed transaction which, in either case, has or will materially affect the Company, except as disclosed in this Proxy Statement.

     There are no family relationships between any of the directors or executive officers of the Company.

Information About The Board of Directors and Committees of the Board

     In 1997, the Board of Directors held 6 meetings. No director attended less than 75% of such meetings. Non-employee directors are entitled to receive an annual grant of options to purchase shares of Common Stock under the Company's 1992 Stock Option Plan. Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. All directors are reimbursed for their expenses incurred to attend meetings.

     The standing committees of the Board of Directors are the Compensation Committee, Audit Committee and Stock Option Committee. The principal duties of the Compensation Committee are to determine and review all compensation of directors and officers of the Company, and to report to the Board of Directors of the Company. The principal duties of the Audit Committee are to advise and assist the Board of Directors in evaluating the performance of the Company's independent auditors, including the scope and adequacy of the auditor's examination, and to review with the auditors the accuracy and completeness of the Company's financial statements and procedures. The principal duty of the Stock Option Committee is to determine grants of stock options under the Company's option plan.

     Subsequent to August 1997, non-employee members of the Board of Directors are to receive a fee of $1,000 for every board meeting attended by the director. Messrs. Molina and Vildosola each earned but were not paid $3,000 in meeting fees in 1997. Effective with election to the board in 1998, all non-employee directors will also receive an annual retainer fee of $5,000.

     There were no Compensation Committee meetings held in 1997 and the Audit Committee held one meeting in 1997. All of the members of the Audit Committee attended the meeting. The Stock Option Committee held no formal meetings in 1997, however, options to purchase shares of Common Stock under the 1992 Option Plan were granted from time to time throughout 1997 by the Stock Option Committee.

Executive Compensation and Benefits

     The compensation and benefits program of the Company is designed to attract, retain, and motivate employees to operate and manage the Company for the best interests of its shareholders.

     Executive compensation is designed to provide incentives for those senior members of management who are responsible for the Company's goals and achievements. The compensation policy calls for base salaries, with the opportunity for bonuses to reward outstanding performance, and a stock option program.


Summary Compensation Table

     The following table and notes show the compensation provided to the Chief
Executive Officer and the other executive officers, who served as such at the end of 1997, and whose annual compensation exceeded $100,000.
                                                                           Long-Term
                                                                           Compensation      All
                                         Annual Compensation               Stock Option     Other
Name and Position            Year     Salary ($)   Bonus ($)  Other($)(1)    Shares (#)  Compensation ($)(6)
Gary L. Luick. (2)..      .  1997	   161,532        50,000     ---	        3,000,000        ---
Chief Executive Officer and
President

John A. Robinson, Jr. (3)    1997    140,083         ---      	---            ---          1,960
President, Decom Systems     1996    134,083       25,000      ---	       1,615,000	       1,156
                             1995    128,842         ---      	---          215,000	        ---

John Wiggins (4)... .        1997    125,450       25,000    33,600 (5)       ---          1,630
Chief Operating Officer      1996	   133,450       25,000	   16,000 (5)   1,500,000          997
                             1995    114,692         ---       ---	          15,000         ---

Steven Borgardt.. .........  1997    	125,000      25,000      ---	           ---          1,971
Vice President Finance       1996	    102,080      25,000      ---      	 1,005,000          901
and Chief Financial Officer  1995     	95,576       ---        ---          175,000         ---


Richard Carrine... ..........1997    	110,000      25,000      ---         	  ---          1,730
Vice President Manufacturing	1995	     93,650	     25,000      ---       1,015,000           817
                             1995      91,153        ---       ---	        175,000          ---

____________________

(1) In the interest of attracting and retaining qualified personnel, the Company provides executive officers with certain other benefits, which may include relocation allowances, automobile allowances, insurance and other benefits. Unless otherwise noted, the cost of providing such personnel benefits did not exceed, as to any individual named above, the lesser of $25,000 or 10% of the total annual salary reported for the executive officer.

(2) Mr. Gary L. Luick was appointed chief executive officer and president on March 3, 1997. Mr. Luick resigned on February 17, 1998. All stock options granted to Mr. Luick were terminated in 1998.

(3) Includes compensation in 1995 as Chief Operating Officer through March 13, 1995; as Chief Executive Officer from March 13, 1995 through March 3, 1997; and as President of Decom subsequent to March 3, 1997.

(4) Includes compensation in 1996 as Chief Operating Officer and Vice President Engineering; and in 1995 as Vice President Engineering. Mr. Wiggins was appointed president on February 17, 1998.

(5) Housing allowance for executive officer's relocation to San Diego, California, which is paid to the executive officer on a monthly basis.

(6)  Company matching contributions to 401(k) savings plan.

Employment Agreements

     In February 1997, the Company entered into an employment agreement with Mr. Gary L. Luick, the Company's chief executive officer and president. Under the terms of the three year agreement, Mr. Luick was to receive an initial base salary of $200,000 per year and a bonus in 1997 to be not less than $50,000. In the event the employment agreement was terminated by the Company for good cause, as defined in the agreement, Mr. Luick was to receive a severance benefit equal to 25% of his base salary. In the event the employment agreement was terminated by the Company for any reason other than good cause, then Mr. Luick was entitled to receive the greater of (i) 100% of his annual base salary or (ii) the balance of the obligations payable to Mr. Luick over the remaining term of the contract. In addition, Mr. Luick was granted an option to purchase 3,000,000 shares of common stock under the Company's 1992 Stock Option Plan. The exercise price was $.33 per share or
the approximate fair market value per share on the date of grant.   In
February 1998, Mr. Luick resigned as chief executive officer and president, and he was removed from the board of directors by written consent action of the Company's majority shareholders, ISA Investments Corporation. In February 1998, Mr. Luick and the Company entered into a Separation and Release Agreement terminating his employment. Pursuant to that agreement, Mr. Luick received a final lump sum payment of $225,000, released the Company from any further obligations or claims, and forfeited all rights to vested and unvested employee stock options.

     Mr. Robinson entered into a letter agreement with ISA in 1996 pursuant to which ISA has committed to cause the Company to retain the services of Mr. Robinson in an executive position for three years. Mr. Robinson's base salary is $140,000. Mr. Robinson could be discharged only if he is convicted of a felony. In April 1998, Mr. Robinson resigned as president of Decom. Mr. Robinson will provide limited consulting services to the Company and he will continue to be paid his monthly salary through September 1999, or the expiration date of his employment agreement.

     Messrs. Wiggins, Borgardt and Carrine entered into employment agreements with the Company in September 1996 providing initial base salaries of $125,000, $125,000 and $110,000, respectively. The term of each agreement is three years. The agreements provide each officer an opportunity to earn an annual incentive bonus of 30% of base salary, under a plan to be approved annually by the Board of Directors. If the agreements are terminated by the Company without cause or following a change of control, as those terms are defined in the agreements, Messrs. Wiggins, Borgardt and Carrine are to receive the greater of (i) 100% of their annual salary or (ii) the salary payable over the remaining term of their contract. If the agreement is terminated by the executive officer, the executive officer can, under defined circumstances, receive 25% of his then current base salary as a severance benefit. The agreements also provide, on a case by case basis, additional benefits such as paid life insurance, and housing relocation and automobile allowances. The value of these benefits, for any one executive officer, does not exceed 25% of his annual base salary, except that Mr. Wiggins is entitled to receive an annual housing allowance of $33,600. Effective February 17, 1998, Mr. Wiggins was appointed the Company's president, in addition to his responsibilities as chief operating officer. Mr. Wiggins salary was increased, effective February 17, 1998, to $210,000 per year.

Certain Transactions

     During the year ended December 31, 1997, affiliates of ISA placed orders for their third-party customers with the Company in the approximate amount of $5,000,000. Mr. Hugo Camou, the Company's chief executive officer and the chairman of the board of directors, is the controlling shareholder of ISA.

     The Company believes that the orders from ISA customers were accepted on terms not less favorable to the Company than could have been obtained from other third-party customers.

     From February 26, 1998 through June 12, 1998, ISA advanced $805,500 to the Company for working capital. The terms and conditions of the loans are subject to further negotiation and approval by the disinterested members of the Company's Board of Directors.

Stock Options Granted During Fiscal Year

     In February 1997, the Company's former CEO and president, Gary L. Luick, was granted options to purchase 3,000,000 shares of Common Stock at an exercise price of $.33 per share. All of the options granted to Mr. Luick were canceled in February 1998. There were no other stock option grants to executive officers in the year ended December 31, 1997.

Stock Options Exercised During the Fiscal Year and Year-End Value of Unexercised Options

     The following table sets forth information about stock options held by the Company's named executive officers individually, as of December 31, 1997.

                                Aggregated Option Exercises in Last
                                Fiscal Year and FY-End Option Values

                      Shares Acquired      Value           Number of             Value of Unexercised
                            on           Realized      Unexercised Options       In-the Money Options($)
     Name              Exercise (#)        ($)      Exercisable Unexercisable    ExercisableUnexercisable
Gary L. Luick  (1)	      ---              	---         ---     	   3,000,000 (1)	 $  ---     $  ---
John A. Robinson, Jr.    ---               ---         ---         1,830,000         ---        ---
John Wiggins             ---               ---         ---        	1,515,000	        ---        ---
Steven Borgardt          ---              	---         ---         1,180,000         ---        ---
Richard Carrine          ---              	---         ---         1,190,000         ---        ---
________________

 (1) Mr. Luick resigned in February 1998 and all options to purchase shares of Common Stock were canceled.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Under the securities laws of the United States, the Company's directors, officers and any person holding more than 10% of outstanding shares of Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file these reports on a timely basis. Based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, the Company believes that during the period from January 1, 1997 to December 31, 1997, its directors, officers and greater than 10% beneficial owners complied with the Section 16(a) filing requirements, except that Mr. Vildosola did not file his Form 3, Initial Statement of Beneficial Ownership of Securities and Mr. Camou and ISA Investments Corporation failed to file a Form 4, Statement of Changes in Beneficial Ownership regarding a disposition of shares in 1997.


            APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                    REVERSE SPLIT SHARES OF COMMON STOCK
                                (PROPOSAL 2)


Introduction

     In May 1998, the Board of Directors of the Company adopted subject to shareholders' approval, a proposal to amend at any time prior to August 30, 1999, the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock in a ratio to be determined by the Board of Directors that is not less than one-for-twenty and not more than one-for-twenty-five (the "Reverse Split").

     The directors propose to amend the Company's Certificate of Incorporation to reclassify the Common Stock of the Company to effect a Reverse Split, such that for every twenty (20) to twenty-five (25) pre-amendment shares of Common Stock held by a shareholder, with the exact Reverse Split ratio to be determined by the Board of Directors, such holder would be entitled to one (1) post-amendment share of Common Stock, fractional shares being rounded up to the nearest full post-amendment share. Outstanding options to purchase Common Stock and the number of shares of Common Stock into which shares of Series A and Series B preferred stock are convertible will also be adjusted accordingly. The Reverse Split will become effective upon the date of filing with the Secretary of State of Delaware of an amendment to the Company's Certificate of Incorporation (the "Effective Date"). The Board of Directors shall determine, in their discretion, at any time prior to August 30, 1999, the Reverse Split ratio and the date and time the amendment shall be filed to effect the Reverse Split; however, there is no obligation for the Board of Directors to effect the Reverse Split if, in the sole discretion of the Board, a Reverse Split is not in the best interests of the Company and its shareholders. The Board of Directors recommend approval of a range for the Reverse Split, with the Board being given the discretion to choose the exact ratio of the Reverse Split to be adopted, primarily because the Board of Directors will be able to assess at a time closer to the possible Effective Date the ratio of the Reverse Split that is most likely to accomplish the Company's objectives of increasing the market price per share of the Company's Common Stock. The Board will consider factors including, but not limited to, the then current market price of Common Stock, trading volumes, market conditions, the possible reaction of the market to a Reverse Split in determining whether or not to effect the Reverse Split and in deciding the final ratio of the Reverse Split.

     Adjustments to the corporate financial statements to reflect the reclassification and Reverse Split are expected to be minimal. The immediate effect in the market price of the Company's Common Stock would be an expected twenty to twenty-five times increase in the trading price per share (depending on the final Reverse Split ratio determined by the Board of Directors). However, there can be no assurance that the trading price per share following the Reverse Split will increase. Upon effectiveness of the Reverse Split, the Company's outstanding shares of Common Stock will be reduced from 78,724,134 (or such number of shares outstanding on the Effective Date) to approximately 3,936,206 shares if the Reverse Split is effective at a ratio of one-for-twenty, and approximately 3,148,965 shares if the Reverse Split is effective at a ratio of one-for-twenty-five. The shares of Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable. The voting and other rights that presently characterize the Common Stock will not be altered by the Reverse Split.

     Consummation of the Reverse Split will not change the par value of the Common Stock or the number of shares of Common Stock authorized by the Company's Certificate of Incorporation, which will remain at 100,000,000 shares (or 150,000,000 authorized shares if Proposal 3 is approved by shareholders and such proposal is implemented by the Board of Directors). If for any reason the Board of Directors deems it advisable that the Reverse Split should not be effected, the proposed amendment may be abandoned even if such proposal has been approved by the shareholders.

     As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of a stock certificate or certificates which represent issued Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent in exchange for certificates representing the number of whole shares of Common Stock into which the shares of Common Stock have been converted as a result of the Reverse Split. See "Exchange of Shares; No Fractional Shares."

Reasons for the Reverse Split

     The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Split and that the number of shares of Common Stock outstanding will be reduced.

     The trading price of the Company's Common Stock over the last year ranged from $.04 to $.39 per share over the last year. On July 2, 1998, the last trading price quoted on the OTC Bulletin Board was approximately $.04 per share. There are currently 78,724,134 shares of Common Stock outstanding. Assuming the conversion of preferred shares and convertible debt into Common Stock and the exercise of outstanding options to purchase shares of Common Stock, there would be approximately 100,000,000 shares of Common Stock outstanding.

     The Company believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tends to discourage individual brokers within those firms from dealing in low-priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

     In addition, since brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commission, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

     The Company also believes that the number of shares of Common Stock outstanding is too high relative to the Company's current market capitalization and revenue levels.

     Shareholders should note that the effect of the Reverse Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock immediately after the Reverse Split will be twenty to twenty-five times the prices for shares of the Common Stock, depending on the actual Reverse Split ratio. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some shareholders and such odd lots of stock may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

Possible Disadvantages

     If the Reverse Split is enacted, there is no assurance that the Reverse Split will achieve the intended objectives or that the market price of the Common Stock will not decline in post Reverse Split trading. The market price of stock is determined by a number of factors, some of which may be adversely affected by a reverse stock split.

     The Reverse Split may result in a shareholder owning an odd lot of Common Stock. Shareholders may incur higher transactional costs to trade an odd lot of Common Stock than the shareholder would incur to trade a round lot. Shareholders should consult with their brokers concerning such transactional costs. Generally, an odd lot is fewer than 100 shares and a round lot is 100 shares. The Company does not sponsor and does not presently intend to sponsor any program for trading odd lots of the Common Stock or for the Company purchasing odd lots.

Effect of the Reverse Split

     As a result of the Reverse Split, the number of whole shares of Common Stock held by shareholders of record as of the close of business on the Effective Date will be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by actual Reverse Split ratio, which shall be not less than twenty and not more than twenty-five. The Reverse Split will not affect a shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the roll-up of fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split. The par value of the Common Stock will remain at $.01 per share following the Effective Date of the Reverse Split, and the number of shares of Common Stock issued will be reduced. The number of shares of Common Stock authorized for issuance but not issued will increase. Such shares will be available for issuance, from time to time and at prices and terms that shall be determined by the Board of Directors without further action or approval of shareholders. Such issuances could have the effect of diluting the earnings per share (if any) and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. Having more shares available for issuance could, under certain circumstances, have an anti-takeover effect (by, for example, permitting issuances which would dilute the stock ownership of persons seeking to effect a change in the Company's Board of Directors or contemplating a tender offer or other transactions by the Company with another company). The Board of Directors believes additional shares of Common Stock, or shares of preferred stock convertible into shares of Common Stock will be sold from time to time in public or private transactions to raise capital to finance the Company's operations. The Board of Directors will sell such shares on terms and conditions it considers to be acceptable to the Company and in the best interests of the shareholders, without further action or approval of shareholders. Further, shares of Common Stock or convertible preferred stock may be sold at a discount to the then current trading market price of shares of Common Stock.

     On May 15, 1998, the Board of Directors approved the sale of up to 30,000 shares of Series C preferred stock. Each share of Series C preferred stock is initially convertible into 400 shares of Common Stock (equivalent to a price of $.25 per share of Common Stock). Series C preferred stock will be subject to a mandatory reset of the Common Stock conversion ratio on October 15, 1998, April 15, 1999, October 15, 1999 and April 15, 2000. The conversion price per share will be reset to a per share value equal to 80% of the average closing price per share of Common Stock quoted by the OTC Bulletin Board or NASDAQ, as applicable, for the 30 trading dates immediately prior to the reset dates. However, in no event shall the new reset conversion price per share of Common Stock be less than $.35 per share or more than $.95 per share.

     Shareholders have no right under Delaware law or under the Company's Certificate of Incorporation or By-Laws to dissent from the Reverse Split.

     The Company is presently authorized to issue 2,000,000 shares of preferred stock. The proposed amendment to the Certificate of Incorporation will not change the number of authorized shares of preferred stock.

Exchange of Shares; No Fractional Shares

     Pursuant to the proposed Reverse Split, every twenty to twenty-five shares of issued Common Stock, depending on the effective Reverse Split ratio, would be converted and reclassified into one (1) share of Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of one hundred (100) shares prior to the Effective Date would be the holder of five (5) shares at the Effective Date if the Reverse Split ratio is one-for-twenty, or four (4) shares if the Reverse Split ratio is one-for-twenty-five. All shares held by a shareholder will be aggregated and one new stock certificate will be issued, unless the transfer agent is otherwise notified by the shareholder. The proposed Reverse Split would become effective immediately on the Effective Date. The Company's transfer agent, Montreal Trust Company of Canada, will act as the Company's exchange agent (the "Exchange Agent") for shareholders in implementing the exchange of their certificates.

     As soon as practicable after the Effective Date, shareholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to the Exchange Agent in exchange for certificates representing post-split Common Stock. Shareholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as the Company or the Exchange Agent may require. Shareholders should not forward their certificates to the Exchange Agent until they have received notice from the Exchange Agent.

Certain Federal Income Tax Consequences

     A summary of the federal income tax consequences of the Reverse Split as contemplated in Proposal Two is set forth below. The discussion is based on present federal income tax law. The discussion is not intended to be, nor should it be relied on as a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. Income tax consequences to shareholders may vary from the federal tax consequences described generally below. Shareholders should consult their own tax advisors as to the effect of the contemplated Reverse Split under applicable federal, state and local income tax laws.

     The proposed Reverse Split constitutes a "recapitalization" to the Company and its shareholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof.

     The shares of Common Stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such shareholder immediately prior to the Effective Date. A shareholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Effective Date provided that such shares of stock were held by the shareholder as capital assets on the Effective Date.

Proposed Amendment to the Certificate Of Incorporation to Effect a Reverse Split in a Ratio Of Not Less Than One-for-Twenty and Not More Than One-for-Twenty-five.

     The proposed shareholder resolution and the text of the proposed amendment to the Certificate of Incorporation are as follows:

      "At the same time as the filing of this Amendment to the Certificate of Incorporation of the corporation with the Secretary of the State of Delaware becomes effective, each share of Common Stock $0.1 par value per share of the corporation (the "Old Common Stock"), issued and outstanding or held in the treasury of the Corporation immediately prior to the effectiveness of such filing, shall be combined, reclassified and changed into fully paid and nonassessable shares of Common Stock in a ratio of (not less than one-for-twenty shares and not more than one-for-twenty-five shares, with the actual ratio to be determined by the Board of Directors at the time of amendment of the Certificate of Incorporation).

     No fractional share of Common Stock or script representing fractional shares shall be issued upon such combination and reclassification of the Old Common Stock into shares of Common Stock. Instead of there being issued any fractional shares of Common Stock which would otherwise be issuable upon such combination and reclassification, the fractional share shall be rounded up to the nearest full share."


Shareholder Vote Required

     The affirmative vote of the holders of a majority of the Company's outstanding Common Stock and preferred stock voting as a single class is required to approve this proposal. The Board of Directors unanimously recommends shareholders vote "FOR" approval of the proposed amendment to the Certificate of Incorporation to Reverse Split shares of Common Stock in a ratio of not less than one-for-twenty and not more than one-for-twenty-five.


APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                              (PROPOSAL 3)

     The Board of Directors has unanimously approved an amendment of Article 4(A) of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares from 100,000,000 shares to 150,000,000 shares. The Board of Directors recommends that the Company's shareholders approve this amendment. Approval of the amendment will give the Company the power to cause a Certificate of Amendment with respect to the increase in the number of authorized shares of Common Stock ("Certificate of Amendment") to be filed with the Delaware Secretary of State on or after August 30, 1998 without further action by the shareholders; provided, however, that the Company shall not be obligated to file a Certificate of Amendment at any specified time or at all.

     The Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock in connection with raising capital to fund the operations of the Company, and for future opportunities for expanding the business through investments or acquisitions, possible future stock dividends or stock splits, and for other general corporate purposes. There are no preemptive rights with respect to the Company's Common Stock and there currently is no specific use planned for any of the additional shares being proposed for authorization under this proposal. Presently, all of the Company's authorized shares of Common Stock have been issued or reserved for future issuance. As of July 1, 1998, the Company had 78,724,134 shares of Common Stock outstanding and had reserved up to 21,275,866 shares of Common Stock for future issuance upon the exercise of employee stock options, and the conversion of preferred stock and debt into shares of Common Stock. On May 15, 1998 the Board of Directors approved the sale of up to 30,000 shares of Series C preferred stock. Each share of Series C preferred stock is initially convertible into 400 shares of Common Stock at a price of $.25 per share of Common Stock. See "Approval of Amendment to Certificate of Incorporation to Reverse Split Shares of Common Stock - Effect of the Reverse Split."

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership; depending upon the price at which they are issued, they could be either dilutive or nondilutive to the existing stockholders.

     If the proposed amendment to the Certificate of Incorporation is approved, the authorized shares of Common Stock in excess of those issued and reserved will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the Company's securities may be listed or traded. The Board of Directors does not intend to issue any Common Stock except on terms that the Board deems to be in the best interests of the Company and its then existing shareholders. Management has no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized, other than as described above. Because holders of Common Stock do not have preemptive rights, any future issuances of Common Stock could have a dilutive effect.

The full text of Article 4, as such is proposed to be amended, is as follows:

        "The total number of shares of capital stock which the Corporation shall have authorization to issue is one hundred fifty-two million (152,000,000) shares, of which one hundred fifty million (150,000,000) shares shall be Common Stock, $.01 par value per share, and two million (2,000,000) shares shall be preferred stock, $.01 par value per share (the "Preferred Stock")."

     The Company is presently authorized to issue 2,000,000 shares of preferred stock. The proposed amendment to the Certificate of Incorporation will not change the number of authorized shares of preferred stock.

     The affirmative vote of the holders of a majority of the Company's outstanding Common Stock and preferred stock voting as a single class is required to approve this proposal. The Board of Directors unanimously recommends shareholders vote "FOR" approval of an increase in the number of authorized shares of Common Stock.



                 SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL 4)

     Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Coopers & Lybrand, LLP as independent public accountants for the current year. A representative of Coopers & Lybrand, LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so. Coopers & Lybrand, LLP have been the Company's independent accountants since 1987.


                            OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. However, if any other matters are properly brought before the Annual Meeting or any adjournment thereof (including the election of any substitute for any of the foregoing nominees who is unable to, or for good cause will not, serve on the Board of Directors), the proxyholders will have the discretionary authority to vote the shares represented by proxy in accordance with their best judgment.

     Any proposal of a shareholder intended to be presented at the Company's 1999 Annual Meeting of Shareholders must submit such proposal no later than February 17, 1999. Shareholder proposals should be submitted to Corporate Secretary, Coded Communications Corporation, 1939 Palomar Oaks Way, Carlsbad, CA 92009.


                1997 ANNUAL REPORT ON FORM 10-KSB

     The Company's Annual Report on Form 10-KSB, including the financial statements and the financial schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 1997, will be furnished without charge to any shareholders upon written request to:
Coded Communications Corporation, Investors Relations, 1939 Palomar Oaks Way, Carlsbad, California 92009.

                             By Order of the Board of Directors



                             Hugo R. Camou
                             Chief Executive Officer


Carlsbad, California
July 6, 1998



                     CODED COMMUNICATIONS CORPORATION
                                   PROXY

               FOR THE ANNUAL MEETING TO BE HELD AUGUST 28, 1998
     THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY.


The undersigned, being a shareholder of Coded Communications Corporation (the "Company"), hereby appoint(s) Hugo, R. Camou and John Wiggins, as proxies with full power of substitution and authorizes them or any of them, to attend the Annual Meeting of the Company to be held on August 28, 1998, and at any adjournment thereof, and to vote all the shares of Common and Preferred Stock of the Company registered in the name of the undersigned with respect to the matters set forth below as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.

1.    ELECTION OF DIRECTORS:

            FOR ALL nominees listed         WITHHOLD AUTHORITY
            below (except as marked         to vote for ANY of the nominees
            to the contrary below)          listed below

      NOMINEES:  Hugo R. Camou, John Wiggins, Fernando Molina and
                 Miguel Vildosola.

      INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the space below:

_______________________________________________________________________

2.	To approve an amendment to the Company's  Certificate of Incorporation giving the Board of Directors the authorization and discretion to effect prior to August 30, 1999, if necessary, to effect a reverse stock split of the Company's Common Stock, $.01 par value ("Common Stock") in a ratio to be determined by the Board of Directors of not less than one-for-twenty and not more than one-for-twenty-five. The par value of $.01 per share and the number of authorized shares of Common Stock will remain the same.

              FOR            AGAINST

3.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock by 50,000,000 shares from 100,000,000 shares to 150,000,000 shares.

              FOR            AGAINST

4. Proposal to ratify the selection of Coopers & Lybrand as independent public accountants for the current year.

              FOR            AGAINST

5.With respect to the transaction of such other business as may properly come before the Annual Meeting, as the proxyholders,in their sole discretion, may see fit.


SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

Dated:            , 1998


________________________                     ___________________________
SIGNATURE OF SHAREHOLDER                     SIGNATURE OF  SHAREHOLDER

_______________________                      ___________________________
     PRINT NAME                                       PRINT NAME


IMPORTANT: Please date this Proxy and sign exactly as name(s) appear(s) hereon. When signing as a fiduciary, please give your full title. Return his Proxy promptly in the enclosed envelope.


                             SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant    X
Filed by a Party other than the Registrant

Check the appropriate box:
X   Preliminary Proxy Statement      Confidential for Use of the Commission
                                     Only (as permitted by Rule 14a-6(e)(2)

    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

        Coded Communications Corporation     (File No. 0-17574)
              (Name of Registrant as Specified in Its Charter)

_________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

(Payment of Filing Fee (Check the appropriate box):
   X No fee required
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
___________________________________________________________________________
    (2)  Aggregate number of securities to which transaction applies:
___________________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it wasdetermined):
___________________________________________________________________________
    (4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________
    (5)  Total fee paid:
___________________________________________________________________________
         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
___________________________________________________________________________
     (2)  Form, Schedule or Registration Statement No.:
___________________________________________________________________________
     (3)  Filing Party:
___________________________________________________________________________
     (4)  Date Filed:
___________________________________________________________________________